Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
 Friday, December 23, 2005
LAKES ENTERTAINMENT, INC. ANNOUNCES
SUBMISSION OF APPLICATION FOR RELISTING ON NASDAQ
NATIONAL MARKET
MINNEAPOLIS, December 23, 2005 — Lakes Entertainment, Inc. (LACO) announced today that it has submitted its application for relisting of the Company’s common stock on the NASDAQ National Market (“NASDAQ”).
Lakes’ common stock was delisted from NASDAQ effective August 10, 2005 as a result of the Company’s failure to timely file its 2004 Form 10-K and its 2005 first quarter Form 10-Q which resulted in noncompliance with NASDAQ Marketplace Rule 4310(c)(4). The delay in filing these reports was the result of comments that Lakes received from the Securities and Exchange Commission (“SEC”) staff pertaining to Lakes’ Annual Report on Form 10-K for the fiscal year ended December 28, 2003. The Company resolved these comments with the SEC during November of 2005 and filed its 2004 Form 10-K and its 2005 first, second and third quarter Forms 10-Q during December 2005, which once again put the Company in the position of being a current filer with the SEC. As a result, the Company is no longer in violation of NASDAQ Marketplace Rule 4310(c)(4) and has submitted it application for relisting on NASDAQ.
Tim Cope, President and Chief Financial Officer of Lakes stated, “We look forward to working with NASDAQ during this application process and we are optimistic that our common stock will be relisted on NASDAQ within the next six to eight weeks, however we can give no assurances that our common stock will be approved for relisting.”

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (NASDAQ “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the relisting of Lakes’ common stock on The NASDAQ Stock Market; need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the Company’s consolidated results of operations or the market value of the WPTE shares held by the Company, including WPTE’s significant dependence on the Travel Channel as a source of revenue; the potential that WPTE’s television programming will fail to maintain a sufficient audience; difficulty of predicting the growth of WPTE’s online casino business, which is a relatively new industry with an increasing number of market entrants; the uncertainty of the regulatory environment for online gaming, which may affect WPTE’s ability to pursue its online gaming business fully or cause WPTE’s activities to be found to be in violation of applicable United State or foreign regulations; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.